EXHIBIT 16.1


February 7, 2006


Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:      Advanced Optics Electronics, Inc.

         File No. 0-24511


We have read Advanced Optics Electronics, Inc.'s statements that we understand Advanced Optics Electronics, Inc. will include under Item 4.01 of the Form 8-K report, dated February 6, 2006, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.